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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32578) of Centiv, Inc. of our report dated March 3, 2000, except for Note 15 regarding the discontinuance of the Tekgraf Technology Services Division for which the date is October 31, 2000 and regarding the discontinuance of the Channels Business, for which the date is December 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 28, 2002